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                                                                    EXHIBIT 23.1

                      CONSENT OF INDEPENDENT ACCOUNTANTS

   We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 (Nos. 333-36374, 333-31026, 333-90091, 333-77961,
333-46691, 333-28277, 333-48844, and 333-55092) and on Form S-3 (Nos. 333-51176
and 333-35366) of Pumatech, Inc. of our report dated September 4, 2001, except as to Note 18, which is as of September 24, 2001, relating to the financial statements and financial statement schedule, which appears in this form 10-K.

                                          /s/ PRICEWATERHOUSECOOPERS LLP

San Francisco, California
October 29, 2001

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